Exhibit 24.2

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“AB InBev”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares of AB InBev, without nominal value, and American Depositary Shares, evidenced by American Depositary Receipts, each representing one ordinary share without nominal value, in each case to be offered and sold by AB InBev (the “Securities”) pursuant to certain current and future employee share plans, if any, established for the benefit of employees of AB InBev and its subsidiaries. Such Securities have or will be registered on one or more registration statements on Form S-8 (each such registration statement, a “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, the Corporate Secretary of AB InBev, any Assistant Corporate Secretary of AB InBev, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Mr. John Blood, Mr. Alexandre Bueno, Ms. Christine Delhaye, Ms. Lauren Pratt, Ms. Ann Randon, Mr. Guy Ernotte Dumont and Mr. Jan Vandermeersch, and each of them, with full power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, for as long as such attorney-in-fact or agent remains an employee of AB InBev or any entity wholly-owned by AB InBev, to sign the Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by AB InBev pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the date indicated next to the signature.

Date: 29 November 2022	By:	/s/ Thomas Larson
Name: Thomas Larson
Title: Authorized Representative in the United States
Anheuser-Busch InBev SA/NV

[Authorized Representative — Power of Attorney]